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                                                                    EXHIBIT 10.2



THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                              COMPUTER MOTION, INC.

                           CONVERTIBLE PROMISSORY NOTE

$3,000,000                                                        March 31, 2000
                                                              Goleta, California

     FOR VALUE RECEIVED, Computer Motion, Inc., a Delaware corporation ("Company"), promises to pay to Robert Duggan (the "Holder"), the principal sum of $3,000,000 or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to Company's prime rate of borrowing, defined as the latest published annualized rate for 90 day dealer commercial paper appearing in the Wall Street Journal or any other regularly published source selected by the Company) per annum (the "Prime Rate"). The Prime Rate shall be determined on the last day of each calendar month for use in calculating the interest which accrues for the succeeding calendar month. All unpaid principal, together with the balance of unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on demand upon the earlier of (i) the first anniversary of the 2000 Annual Meeting (as such term is defined below in Section 3(a)) if the Company's stockholders decline to approve the conversion of the Note as contemplated in Section 3(a) below, or (ii) at any time after March 29, 2002 (the "Maturity Date"). This Note is issued pursuant to the Bridge Financing Agreement of even date herewith (as amended, modified or supplemented, the "Agreement") between Company and the Purchaser named therein.

     The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

     1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

        (a) "Obligations" shall mean all principal and accrued interest due hereunder.

        (b) "Common Stock" means the common stock of the Company.


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     2. Prepayment. Company shall be entitled to prepay any portion of this Note or all of the indebtedness owed hereunder without penalty. Any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note. Interest shall thereupon cease to accrue upon the principal so paid.

     3. Conversion.

        (a) Conversion into Common Stock. All of the principal and accrued interest then outstanding on this Note shall automatically be converted into Common Stock upon the approval of the conversion by the Company's stockholders at the Company's next annual meeting (the "2000 Annual Meeting"). The conversion shall be into that number of shares of Common Stock which fully converts this Note, based on a conversion price (the "Conversion Price") equal to the price per share used in the close of the private round of financing approved by the Company's Board of Directors on March 9, 2000.

        (b) Stock Dividend, Splits. If the Company shall (i) pay a dividend or make a distribution in shares of capital stock (whether shares of Common Stock or capital stock of any other class), (ii) effect a stock split or subdivide its outstanding Common Stock, (iii) effect a reverse stock split or combine its outstanding Common Stock into a smaller number of shares, or (iv) effect any other reclassification or recapitalization, the Conversion Price in effect immediately prior thereto shall be adjusted so that upon the subsequent conversion of this Note the Holder shall be entitled to receive the number of shares of capital stock of the Company which the Holder hereof would have owned or have been entitled to receive after the happening of any of the events described above had this Note been exercised immediately prior to the happening of such event. An adjustment made pursuant to this Section 3(b) shall become effective immediately after the record date for any event requiring such adjustment or shall become effective immediately after the effective date of such event if no record date is set.

        (c) Notwithstanding anything contained in this Note to the contrary, in the event that prior to the payment of this Note or conversion of this Note pursuant to this Section 3 hereof, whichever first occurs, if the Company approves a Change in Control Transaction (as defined below), the Company shall cause to be given to the Purchaser a written notice of such Change of Control Transaction (a "Transaction Notice") as soon as practicable, but in no event later than the tenth day immediately preceding the date on which the stockholders of the Company are scheduled to vote on approval of the proposed Change in Control Transaction. Such Transaction Notice shall describe the principal economic terms of the proposed Change in Control Transaction and the anticipated allocation of the consideration to be received in such Change of Control Transaction (the "Transaction Consideration") among the holders of the Company's capital stock. Purchaser, at Purchaser's option, may elect, by written notice delivered to the Company not later than ten days after the mailing to the Purchaser of the Transaction Notice by the Company, to convert all, but not less than all, of the principal amount of this Note outstanding at the time of such conversion, together with any accrued and unpaid interest thereon (the "Change of Control Conversion Right") into a number of shares of Common Stock of the Company equal to the result obtained by dividing the principal amount of this Note then outstanding and the accrued and unpaid interest by the Conversion Price, in which event the Purchaser would be entitled receive the Transaction Consideration following consummation of such Change of Control Transaction as if the Purchaser converted the then outstanding principal amount of this Note immediately prior to the consummation of the Change of Control Transaction in accordance with the formula described above. If the Purchaser fails to


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make such election to convert the then outstanding principal amount of this Note within such ten-day time period, the Change of Control Conversion Right granted hereunder shall terminate automatically and be of not further force or effect with respect to this Note. As used herein, a "Change of Control Transaction" shall mean a sale of all or substantially all of the assets of the Company, or a merger, consolidation or reorganization of the Company with another corporation or other business entity and, immediately following the consummation of any such transaction will not own at least a majority of the outstanding voting stock of the acquiring corporation (in the case of a sale of assets), or the surviving corporation (in a merger, consolidation or reorganization), or a corporation that possesses a majority of the voting power of such acquiring corporation or surviving corporation.

        (d) Mechanics and Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. Upon the conversion of all of the principal and accrued interest outstanding under this Note, in lieu of Company issuing any fractional shares to the Holder, Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Upon conversion of this Note pursuant to this Section, the Holder shall surrender this Note, duly endorsed, at the principal office of Company. At its expense, Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Holder shall be entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note. Upon full conversion of this Note, Company shall be forever released from all its obligations and liabilities under this Note.

     4. Registration Rights. Holder shall be entitled to the same registration rights as granted in connection with the issuance of Common Stock to investors in the private placement approved by the Company's Board of Directors on March 9, 2000.

     5. Default. The Company will be deemed to be in default hereunder and the unpaid principal balance of this Note, together with all accrued interest thereon, will become immediately due and payable on any default under this Note or the Agreement, including without limitation, any breach of the covenants and undertakings of the Company thereunder.

     6. Successors and Assigns. Subject to the restrictions on transfer described in Section 7 below, the rights and obligations of Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     7. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and the Holder.

     8. Transfer of this Note or Securities Issuable on Conversion Hereof. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Act"), unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company as provided in the Agreement. Prior to presentation of this Note for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and


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interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

     9. Notices. Any notice, approval, request, authorization, direction or other communication under this Note shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered personally to the party to whom the same is directed or transmitted by facsimile with confirmation of receipt, (ii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iii) five (5) business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, at the address of the party set forth on the signature page of the Agreement (or at such other address as may be communicated to the notifying party in writing).

     10. Payment. Payment shall be made in lawful tender of the United States.

     11. Expenses. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action.

     12. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

     13. Miscellaneous.

        (a) The Company hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of any security given from time to time for this Note, or other cause of release or discharge other than actual payment in full hereof.

        (b) The Holder shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Holder and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the Holder to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by the Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

        (c) Time is of the essence hereof. Upon any default hereunder, the Holder may exercise all rights and remedies provided for herein and by law or equity, including, but not limited to, the right to immediate payment in full of this Note.

        (d) The remedies of the Holder as provided herein, or any one or more of them, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at the Holder sole discretion, and may be exercised as often as occasion therefor shall occur.


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        (e) The Company and the Holder intend to contract in compliance with all state and federal usury laws governing this Note. The Company and the Holder agree that none of the terms of the Agreement or this Note shall be construed as a contract for, or requirement to pay interest at a rate in excess of, the maximum interest rate allowed by any applicable state or federal usury laws. If the Holder receives sums which constitute interest that would otherwise increase the effective interest rate on the Note to a rate in excess of that permitted by any applicable law, then all such sums constituting interest in excess of the maximum lawful rate shall, at Holder's option, either be credited to the payment of principal or returned to the Company.

     IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

                                   COMPUTER MOTION, INC., a Delaware corporation


                                   By:
                                       -----------------------------------------
                                       Gordon Rogers,
                                       Chief Financial Officer